UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BFC Financial Corporation
(Exact name of registrant as specified in its charter)

Florida	59-2022148
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2100 West Cypress Creek Road
Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration file number to which this form relates:
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Class A Common stock, $0.01 par value	NYSE Arca, Inc.
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), of BFC Financial Corporation (the “Registrant”) to be registered hereunder is set forth in the Registrant’s registration statement on Form S-3 filed with the Commission on June 1, 2005 (File No. 333-122892). Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which includes a description of the Class A Common Stock to be registered hereunder shall be deemed to be incorporated by reference into this registration statement on Form 8-A.
Item 2. Exhibits.
     The following exhibits are filed as a part of this registration statement:

Exhibit No.	Description of Exhibit	Reference
3.1	Articles of Incorporation, as amended and restated	Exhibit 3.1 of Registrant’s Registration Statement on Form 8-A filed October 16, 1997

3.2	Amendment to Articles of Incorporation, as amended and restated	Exhibit 4 of Registrant’s Current Report on Form 8-K filed June 27, 2002 and Appendix A of Registrant’s Schedule 14C filed January 18, 2005

3.3	By-laws	Exhibit 3.2 of Registrant’s Registration Statement on Form 8-A filed October 16, 1997

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BFC Financial Corporation
Date: June 19, 2006	By:	/s/ Glen R. Gilbert
		Name:	Glen R. Gilbert
		Title:	Executive Vice President and Chief Financial Officer

3